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                              HOMETOWN BUFFET, INC.
                       SPECIAL MEETING, SEPTEMBER 19, 1996
                      PROXY SOLICITED BY BOARD OF DIRECTORS

   A Special Meeting of the Stockholders of HomeTown Buffet, Inc. will be held on September 19, 1996, at 9:30 a.m., Pacific Time, at the offices of Stoel Rives LLP, 900 S.W. Fifth Avenue, 26th Floor, Portland, Oregon.

   The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for each of the matters specified. The proxies may vote in their discretion as to other matters which may come before this meeting.

   The undersigned hereby appoints C. Dennis Scott, Kerry A. Kramp and Neal L. Wichard, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Special Meeting of Stockholders of HomeTown Buffet, Inc. (the "Company") on September 19, 1996 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the matters specified on the reverse hereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



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/X/ PLEASE MARK YOUR CHOICES LIKE THIS

1. Approval and adoption of Agreement and Plan of Merger, dated June 3, 1996, by and among Buffets, Inc., Country Delaware, Inc. and the Company, and the Merger contemplated thereby.

          FOR       AGAINST        ABSTAIN
          / /        / /            / /

2. TRANSACTION OF ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED HEREBY.


                   PLEASE SIGN AND RETURN THIS PROXY

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself -- the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

Shares:

Date:                                                          1996
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                         Signature or Signatures

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

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